Exhibit 23
Woodward Governor Company
Consent of Independent Registered Public Accounting Firm
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-10409, 333-66422, 333-82302, and 333-112521) of Woodward Governor Company of our report dated November 21, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Chicago, Illinois
November 28, 2005